UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2006

Duska Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33023	86-0982792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-6690

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2006, Duska Therapeutics, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Agreement”) with Manuel Graiwer (the “Investor”) whereby the Company issued a convertible promissory note (the “Note”) in the principal amount of $50,000 and a warrant (the “Warrant”) to purchase 1,250,000 shares of the Company’s common stock to the Investor. As consideration, the Investor paid the Company $50,000.

Pursuant to the Agreement and the Note, the Company agreed to pay the Investor $50,000 plus interest of seven percent per annum on the outstanding principal amount. Unless earlier converted into common stock of the Company, the Note becomes due and payable on the earlier of (i) December 8, 2007, (ii) the acceleration of maturity for an event of default as defined in the Note or (iii) at any time after the Company’s completion of a qualified financing in an amount not less than $500,000, upon 20 days notice from the holder.

The holder may also elect to convert the Note into shares of common stock of the Company. The total number of shares that may be issued upon conversion is 1,000,000 (the principal amount of the Note divided by $0.02). So long as no event of default has occurred, the holder has the right to convert all or a portion of the outstanding principal and accrued interest into shares of common stock of the Company at a rate of $0.02, or if there has been an event of default, at a conversion rate of $0.02.

Pursuant to the Agreement, the Company also issued the Investor the Warrant to purchase up to 1,250,000 (the principal amount of the Note divided by $0.04) shares of common stock of the Company. The Warrant exercise price is $0.04 per share. The Warrant may be exercised at any time up to and including 5:00 p.m. on December 8, 2011.

The form of the above-referenced Agreements, which include the Note and Warrant as exhibits, is filed as Exhibit 10.1 hereto and its terms and conditions are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described Item 1.01, which discussion is incorporated herein by reference, the Company issued to the Investor the Note, pursuant to which it agreed to pay the Investor $50,000 plus interest of seven percent per annum on the outstanding principal amount. At the holder’s option, the Note may be converted into shares of the Company’s common stock. Unless earlier converted into common stock of the Company, the Note becomes due and payable on the earlier of (i) December 8, 2007, (ii) the acceleration of maturity for an event of default as defined in the Note or (iii) at any time after the Company’s completion of a qualified financing in an amount not less than $500,000, upon 20 days notice from the holder.

Item 3.02. Unregistered Sales of Equity Securities.

As described Item 1.01, which discussion is incorporated herein by reference, the Company issued the Investor (i) the Note, which is convertible into 1,000,000 shares of the Company’s common stock at a conversion rate of either $0.02 per share and (ii) the Warrant to purchase 1,250,000 shares of the Company’s common stock, at an exercise price of $0.04. The securities were issued by the Company in reliance upon an exemption from registration under Rule 506, Section 4(2) of the Securities and Exchange Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Note and Warrant Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSKA THERAPEUTICS, INC.

By:	/s/ Amir Pelleg, Ph.D.
Amir Pelleg, Ph.D.,
President

Dated: December 12, 2006